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                           [SMITH COOPER LETTERHEAD]



                                                                    EXHIBIT 16.1



ARD/MOB

26 March 2001

Securities & Exchange Commission
450 Fifth Street NW
Washington DC 20549




Commissioners

We have read the statements made by uDate.com Inc which we understand will be filed with the Commission, pursuant of Item 4 of Form 8-K, as part of the Company's Form 8-K/A amendment report dated 26 March 2001. We agree with the statements concerning our Firm in such Form 8-K.

Yours faithfully



/s/ SMITH COOPER
SMITH COOPER
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              UDATE.COM, INC.
                                              (Registrant)

Date: March 26, 2001                          By: /s/ Martin R. Clifford
                                                  ----------------------
                                                    Martin R. Clifford
                                                    Executive Vice President